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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 20, 1997
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                       Wells Real Estate Fund VIII, L.P.
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             (Exact name of registrant as specified in its charter)



                                    Georgia
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                 (State or other jurisdiction of incorporation)


          0-27888                                       58-2126618
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(Commission File Number)                    (IRS Employer Identification No.)


               3885 Holcomb Bridge Road, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OF ASSETS.

     On February 20, 1997, Fund VIII and Fund IX Associates (the "Fund VIII/IX Joint Venture") acquired an approximately 4.26 acre tract of real property in Broomfield, Colorado, located in Boulder County in the Denver/Boulder metropolitan area (the "Denver Property"). A two-story office building containing approximately 49,460 rentable square feet is currently being developed and constructed on the Denver Property (the "Project"). The Denver Property is part of the Interlocken Business Park, a 963-acre business development for advanced technology and research/development oriented companies.

     The Fund VIII/IX Joint Venture is a joint venture formed on June 10, 1996, between Wells Real Estate Fund VIII, L.P. (the "Registrant") and Wells Real Estate Fund IX, L.P. ("Wells Fund IX") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The investment objectives of Wells Fund IX are substantially identical to those of the Registrant. All income, loss, profit, net cash flow, resale gain, resale loss and sale proceeds of the Fund VIII/IX Joint Venture are allocated and distributed between Wells Fund IX and the Registrant based upon their respective capital contributions to the Joint Venture.

     The Fund VIII/IX Joint Venture purchased the Denver Property from ORIX Prime West Broomfield II Venture (the "Seller"), a Colorado general partnership. None of the Fund VIII/IX Joint Venture, Wells Fund IX, the Registrant or their General Partners are affiliated with the Seller. The purchase price paid to the Seller for the Denver Property was $7,029,000. Pursuant to the Agreement for the Purchase and Sale of Property dated February 20, 1997, between the Seller and the Fund VIII/IX Joint Venture, this purchase price shall be reduced and the reduction will be refunded to the Joint Venture out of the escrow account hereinafter described if either (i) the Project is not substantially completed by April 1, 1997 or (ii) the base annual rent payable under the Lease (hereafter defined) is less than $644,000 over the first five years of the lease term. The Fund VIII/IX Joint Venture deposited $2,418,453 of the purchase price in escrow at closing with Security Title Guaranty Company (the "Escrow Agent"). The Escrow Agent is required to make disbursements periodically to pay the costs and expenses of completing the construction of the Project. The amount in escrow is equal to or greater than the sum of the amount of Project costs for work performed but not yet paid plus 120% of the amount of costs and expenses reasonably expected to be incurred in order to complete the Project. Prior to closing, the Fund VIII/IX Joint Venture received an independent appraisal of the Denver Property from Joseph Farber and Company, Inc. dated February 3, 1997, estimating the fair market value of the leased fee interest in the Denver Property subject to the terms of the Lease (described below) to be $7,100,000, as of March 15, 1997, based on market conditions existing as of January 30, 1997. The appraisal assumes the Project will be completed in accordance with plans and specifications and that the Lease is in place at the estimated rental rate. In accordance with the terms of the Custodial Agency Agreement of the Registrant dated November 15, 1994, as amended, and the Amended and Restated Custodial Agency Agreement of Wells Fund IX dated November 30, 1995, as amended, legal title to the Denver Property is being held by The Bank of New York (as successor-in-interest to NationsBank of Georgia, N.A.), as Agent for the Fund VIII/IX Joint Venture. The Fund VIII/IX Joint Venture incurred additional acquisition expenses in connection with the purchase of the Denver Property, including without limitation, appraisal expenses, attorneys' fees, title insurance charges, recording fees, escrow charges and other closing costs of approximately $43,000.

     Construction of the Project is scheduled to be substantially completed by April 1, 1997. DSP Builders, Inc. (the "Contractor") is serving as general contractor for the construction of the Project pursuant to an Owner-Contractor Agreement entered into with the Seller (the "Construction Contract"), and Intergroup, Inc. (the "Architect") is serving as the architect for the Project pursuant to an Architect's Agreement entered into with the Seller. At closing, the Seller assigned its interest in the Construction Contract and the Architect's Agreement to the Fund VIII/IX Joint Venture. The Contractor and the Architect each provided to the Fund VIII/IX Joint Venture at closing a certification and agreement to continue work, certifying that the respective agreements are valid and enforceable, consenting to the assignment by the Seller to the Fund VIII/IX Joint Venture of such contracts, acknowledging the amounts which Seller has paid prior to closing under such contracts, and agreeing to continue performance thereunder. Neither the Contractor nor the Architect are affiliated with the the Fund VIII/IX Joint Venture, Wells Fund IX, the Registrant or their General Partners.

     Cirrus Logic, Inc., a California corporation ("Cirrus Logic"), has agreed to lease the entire rentable area of the Project upon completion under a Lease dated as of July 5, 1995, as amended October 4, 1996, February 4,

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1997 and February 18, 1997 (as amended, the "Lease"), which Lease was assigned to the Fund VIII/IX Joint Venture at the closing. Cirrus Logic is a Nasdaq-listed corporation with net revenues for the fiscal year ending March 30, 1996 in excess of $1.1 billion, and will use the leased premises as office space for employees who design computer chips for the company's mass storage division.
The Lease, as well as Cirrus Logic's obligation to pay rent, shall commence on the earlier of (a) the date upon which Cirrus Logic takes occupancy of the building and (b) the day after the date upon which both a certificate of occupancy and certificate of substantial completion have been issued for the building. The Lease provides for a term of 15 years from the commencement date. Cirrus Logic has the option to renew the Lease for two additional terms of five years each. The base rental payable during any such extended term would be 95% of the market rental rate for comparable office buildings in the Boulder County area.

     The base annual rent payable by Cirrus Logic under the Lease will be equal to 10.29% of the costs related to acquiring the Denver Property and constructing the Project. The base annual rent derived from this formula will be increased by 10% beginning with the sixth year of the Lease and will be increased another 10% beginning with the eleventh year of the Lease. It is estimated that the initial base annual rent will equate to approximately $13.50 per square foot of leasable space, however, in no event shall the initial base annual rent exceed $13.81 per square foot of leasable space. Under this estimate, Cirrus Logic will pay approximately $667,755 per year in base rent pursuant to the Lease. Rent is to be paid in monthly installments, payable in advance on the first of each month. Cirrus Logic has prepaid $78,397 in rent which the Fund VIII/IX Joint Venture is holding to apply against the obligation to pay the first month's rent under the Lease.

     The Lease provides that Cirrus Logic has an option to expand the leased premises by providing written notice to the Fund VIII/IX Joint Venture to request that the Fund VIII/IX Joint Venture acquire real property adjacent to the Denver Property and build certain improvements thereon. At closing, the Seller assigned to the Fund VIII/IX Joint Venture its option to purchase the real property contemplated by the expansion option. The Fund VIII/IX Joint Venture shall have 30 days after receipt of Cirrus Logic's notice to exercise the expansion option within which to elect to acquire the expansion land and build the expansion premises. If the Fund VIII/IX Joint Venture declines to develop the expansion premises, Cirrus Logic's sole remedy would be to obtain an assignment from the Fund VIII/IX Joint Venture of the option to purchase the expansion land. If the Fund VIII/IX Joint Venture does acquire the expansion land and develops the expansion premises, the expansion would be included in the Lease upon completion of the improvements and the base rental rate for the expansion premises would be calculated in the same manner as the base rental rate for the premises initially leased pursuant to the Lease.

     Under the Lease, Cirrus Logic is responsible for all utilities, cleaning, taxes and other operating expenses with respect to the Denver Property during the term of the Lease, and the Fund VIII/IX Joint Venture, as landlord, is responsible for maintenance and repair of the exterior structure of the building, including the roof and structural portions. Cirrus Logic shall be responsible for maintaining property and liability insurance on the Denver Property and its use of the leased premises for the benefit of Cirrus Logic and the Fund VIII/IX Joint Venture, and the Fund VIII/IX Joint Venture shall maintain for its own benefit liability insurance for the Denver Property as well as insurance for fire, vandalism and malicious mischief.

     The funds used by the Fund VIII/IX Joint Venture to acquire the Denver Property were derived entirely from capital contributions made to the Fund VIII/IX Joint Venture by the Registrant and Wells Fund IX. Each of the Registrant and Wells Fund IX made capital contributions of approximately $3,535,761 to fund the purchase of the Denver Property, for total capital contributions to the Fund VIII/IX Joint Venture with respect to the Denver Property of approximately $7,071,522.

     In addition to owning the Denver Property, the Fund VIII/IX Joint Venture also owns (i) a four-story office building under development located in Madison, Wisconsin (the "Madison Project"), which Westel-Milwaukee Company, Inc. d/b/a Cellular One has agreed to lease upon completion (anticipated to occur on or before June 15, 1997), (ii) a single-story office building located in Farmers Branch, Dallas County, Texas, which is leased to TCI Central, Inc, and (iii) a two-story office building located in Irvine, Orange County, California, which is leased to Matsushita Avionics Systems Corporation. Through February 20, 1997, Wells Fund IX had contributed a total of approximately $13,390,665 and the Registrant had contributed a total of approximately $13,388,305 to the Fund VIII/IX Joint Venture with respect to these four properties. Accordingly, Wells Fund IX currently holds an

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approximate 50% equity interest in the Fund VIII/IX Joint Venture, and the
Registrant currently holds an approximate 50% equity interest in the Fund VIII/IX Joint Venture. It is anticipated that an additional approximate $5,500,000 will be required to be expended to complete the Madison Project, which funds are anticipated to be contributed to the Fund VIII/IX Joint Venture by the Registrant and Wells Fund IX in equal shares. Accordingly, upon completion of the Madison Project, it is anticipated that Wells Fund IX will own an approximate 50% equity interest in the Fund VIII/IX Joint Venture and the Registrant will own an approximate 50% equity interest in the Fund VIII/IX Joint Venture.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Because there are no prior operations and the Registrant will not operate the Denver Property until construction is completed, no historical financial information relating to the Denver Property is available, and accordingly, no financial statements relating to the Denver Property are provided.

     (b)  See paragraph (a) above.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WELLS REAL ESTATE FUND VIII, L.P.
                                         Registrant


                                         By:  /s/ Leo F. Wells, III
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                                         Leo F. Wells, III, as General Partner
                                         and as President and sole Director of
                                         Wells Capital, Inc., the General
                                         Partner of Wells Partners, L.P.,
                                         General Partner

Date:  March 5, 1997

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